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                                                                    EXHIBIT 10.2



                               Frank B. Campanella
                                 21 Alcott Road
                              Concord, Mass. 01742





Anthony G. Nuzzo                                              September 10, 2001
ENGAGE
100 Brickstone Square
Andover, MA 01801

Dear Tony,

         In response to your request, I am pleased to confirm our telephone conversation of August 14 about the results of the Engage Compensation Committee meeting on August 13. In attendance were committee members Ed Bennett, David Wetherell and myself. David was joined by Bill Williams.


         We decided that:

            You are eligible for severance payments in accordance with your hiring agreement.

            You are released from non-compete agreements, signed on

            joining Engage, effective on the date of your severance from Engage.

            You are entitled to the quarterly bonus pro-rated in time

            through the date of your severance from Engage.



            No conclusion was reached on the matter of indemnification for you.  This issue, as you know, has subsequently resolved.


         Tony, I believe this summarizes our conversation. Please call, if you have any questions.



                                         Sincerely,

                                         /s/ Frank B. Campanella

                                         Frank B.  Campanella




cc:
      Ed Bennett
      David Wetherell
      Mike Krebs